Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Converting Over 1,100 National Retail Chain Locations to Direct Store Delivery (DSD) Distribution Network

Boca Raton, FL (September 17, 2020) –Celsius Holdings Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced it commenced the conversion of more than 1,100 Target Store locations to its Direct Store Delivery (DSD) distribution network, which now includes more than 135 regional partners and continues to grow at an accelerated pace.

“Transitioning this premier, national retailer to our DSD network continues our rapid national platform expansion while significantly increasing sales volume in these accounts,” said John Fieldly, President and Chief Executive Officer. “We have steadily grown in Target from an initial two SKUs and 200 store test to national availability with five SKUs. We are thrilled to further partner with Target and to leverage the power of the DSD network which is a great catalyst to ensure product availability for our consumers. Our experience and data tells us that transitioning key accounts to our DSD network can significantly reduce out of stocks at retail, improve instore placements and drives increased sales volume, with organic growth rates increasing an incremental 100% at certain retailers.”

SPINS third party data (Shelf Stable Energy & Functional Beverages) for the 52 weeks ended July 12, 2020, indicates CELSIUS’® sales growth has continued to accelerate in both the convenience, grocery and mass channels year-over-year, while significantly outpacing the channel in volume growth in existing accounts.

• Convenience: 46.5% Growth, outpacing category by 11.6x: 13.8% ACV, Ranked 11th top brand

•	Recently announced expansion into 2,700 company-owned Speedway locations beginning in the fourth quarter of 2020.

• MULO (Grocery/Mass): 99.1% Growth, outpacing category by 8.1x: 32.5% ACV, Ranked 8th top brand

•	1,100 Target locations being transitioned to (DSD) distribution network starting in September 2020.

The company expects to complete the conversion at all Target store locations by the beginning of the fourth quarter of 2020. Celsius will also be participating in an “End-Cap” marketing program to support this transition during the months of August and September. Upon the Target conversion and the recently announced Speedway chain expansion, the company anticipates that approximately 20% of doors will be covered by DSD distribution.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its master brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® BCAA +Energy, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, Walmart, GNC, Vitamin Shoppe, 7-Eleven, Dick's Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw's and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, please visit http://www.celsiusholdingsinc.com

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations and/or financial position, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," "would," or similar words. You should not rely on forward-looking statements since Celsius Holdings' actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.